Exhibit 10.3
Form of Amended and Restated
Restricted Stock Unit Award Agreement

AMENDED AND RESTATED
ATRION CORPORATION
2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT (the "Agreement") is made and entered into effective as of [DATE] by and between Atrion Corporation, a Delaware corporation (the "Company"), and [NAME OF PARTICIPANT] (the "Participant"), pursuant to the Amended and Restated Atrion Corporation 2006 Equity Incentive Plan, as it may be amended and restated from time to time (the "Plan"). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, pursuant to the Plan and subject to the execution of this Agreement, the Committee has granted, and the Participant desires to receive, an Award.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

AWARD OF RESTRICTED STOCK UNITS. On the date specified on Exhibit A attached hereto (the "Date of Grant") but subject to the execution of this Agreement, the Company granted to the Participant an Award in the form of Restricted Stock Units ("RSUs") entitling the Participant to receive from the Company, without payment, one share of Common Stock (a "Share") for each RSU set forth on said Exhibit A.

EFFECT OF PLAN. The RSUs are in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect to the Plan to the same extent and with the same effect as if set forth fully herein. The Participant hereby acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest in the RSUs.

RESTRICTIONS. The RSUs as to which the restrictions shall not have lapsed and which are not vested shall be forfeited upon the Participant's Termination of Employment. The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such restrictions lapse and the RSUs vest.

RIGHTS PRIOR TO VESTING. During the period prior to lapse of the restrictions and the vesting, in the event that any dividend is paid by the Company with respect to the Common Stock (whether in the form of cash, Common Stock or other property), then the Committee shall, in the manner it deems equitable or appropriate, adjust the number of RSUs allocated to each Participant's Stock Award Account to reflect such dividend.

SETTLEMENT OF RSUS. Each RSU will be settled by delivery to the Participant, or in the event of the Participant's death to the Participant's legal representative, promptly following the date or dates set forth on Exhibit A hereto (any such date, the "Settlement Date") of one Share.

SECURITIES LAW RESTRICTIONS. Acceptance of this Agreement shall be deemed to constitute the Participant's acknowledgement that the RSUs shall be subject to such restrictions and conditions on any resale and on any other disposition as the Company shall deem necessary under any applicable laws or regulations or in light of any stock exchange requirements.

NO ASSIGNMENT. The RSUs are personal to the Participant and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution.

NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall give the Participant the right to continued employment by the Company or shall adversely affect the right of the Company to terminate the Participant's employment with or without cause at any time, subject to the provisions of any applicable employment agreement.

TAX WITHHOLDING.

Regardless of any action the Company or the Subsidiary employing the Participant takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other applicable taxes (“Tax Items”) in connection with the Award, the Participant hereby acknowledges and agrees that the ultimate liability for all Tax Items legally due by the Participant is and remains the responsibility of the Participant. Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company or the Subsidiary employing the Participant may be required to withhold or account for Tax Items in more than one jurisdiction.

The Participant acknowledges and agrees that the Company and the Subsidiary employing the Participant: (i) make no representations or undertakings regarding the treatment of any Tax Items in connection with any aspect of the Award, including, but not limited to, the award or vesting of the RSUs, the delivery of the Shares upon vesting and conversion or the subsequent sale of Shares acquired upon vesting and conversion; and (ii) does not commit to structure the terms of the Award or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax Items.

Prior to vesting and conversion of the RSUs, the Participant must pay or make adequate arrangements satisfactory to the Company or the Subsidiary employing the Participant to satisfy all withholding obligations for Tax Items of the Company or the Subsidiary employing the Participant arising from vesting and conversion of the RSUs. In this regard, in lieu of all or any part of a cash payment, the Participant may elect to satisfy all or part of the withholding obligations for Tax Items by (i) having the Company withhold a portion of the Shares issuable upon vesting and conversion of the RSUs or (ii) delivering shares of Common Stock owned by the Participant, duly endorsed for transfer, to the Company, in each case with a Fair Market Value equal to the amount of the withholding obligations to be satisfied in such manner. The Company or the Subsidiary employing the Participant will remit the total amount paid or withheld for Tax Items to the appropriate tax authorities.

SECTION 409A. This Agreement is intended to comply with Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes and penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representation that the payments and benefits provided hereunder comply with Section 409A of the Code, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

MISCELLANEOUS.

The Participant's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan. This Agreement may not be changed orally, but may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity of enforceability of any other provision of this Agreement.

This Agreement shall bind the parties, their respective heirs, executors, administrators, successors and assigns. Nothing contained herein shall be construed as an authorization or right of any party to assign their respective rights or obligations hereunder and the Participant shall have no right to assign this Agreement, and any such attempted assignment shall be ineffective. This Agreement shall be binding upon the Company and its successors and assigns.

This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and the terms of the Plan shall govern in the event of any inconsistency between the Plan and this Agreement.

Any notice required or permitted to be given to the Company hereunder shall be in writing and addressed to the Secretary of the Company at the Company’s principal office. Any notice required or permitted to be given to the Participant shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing from time to time. Notices hereunder shall be deemed to have been given when deposited in the United States mail, postage prepaid and sent by certified or registered mail to the above addresses.

This Agreement shall be interpreted and construed according to and governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.

ATRION CORPORATION By: Name: Title: PARTICIPANT

EXHIBIT A

TO

AWARD AGREEMENT

Date of Grant:

Number of Restricted Stock Units:

Settlement Schedule:

Number of Shares to be Delivered*	Settlement Date

* Subject to adjustment as provided in Paragraph 4 of the Award Agreement.

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